Exhibit 4.1

OLIN CORPORATION,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Original Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,

As Separate Trustee

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SECOND SUPPLEMENTAL INDENTURE

Dated as of August 9, 2012

To Indenture

dated as of August 19, 2009

between

OLIN CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

——————————————————————

Debt Securities

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture) dated as of August 9, 2012, among OLIN CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Original Trustee”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Separate Trustee”).

RECITALS

WHEREAS, the Company entered into an Indenture (the “Base Indenture”) and a Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture and this Second Supplemental Indenture, the “Indenture”) each dated as of August 19, 2009 with the Original Trustee pursuant to which the Company issued on said date $150,000,000 aggregate principal amount of 8.875% Senior Notes due 2019 (the “2009 Notes”);

WHEREAS, Section 10.01(c) of the Base Indenture permits the Company and the Original Trustee to enter into indentures supplemental thereto, without the consent of Holders, for the purpose of making such provisions in regard to matters or questions arising under the Base Indenture as shall not adversely affect the interests of any Holders in any material respect;

WHEREAS, the Company desires to supplement and amend the Base Indenture pursuant to Section 10.01(c) thereof, among other things, to permit the Company to designate and appoint the Separate Trustee to serve as trustee under the Base Indenture with respect to any one or more series of Debt Securities that may be issued from time to time after the date hereof, all as further described herein (any such series of Debt Securities in respect of which the Separate Trustee is so designated and appointed as provided for herein is referred to as a “Designated Series”); and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the parties hereto have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

SECTION 101. Definitions. For the purpose of this Second Supplemental Indenture, all capitalized terms used herein, unless otherwise defined herein, shall have the meaning assigned to them in the Base Indenture.

SECTION 102. Separate Trustee. Section 1.01 (Certain Terms Defined) of the Base Indenture is hereby amended by adding the following definition in appropriate alphabetical order:

“Separate Trustee: The term “Separate Trustee” shall mean U.S. Bank National Association, and, subject to the provisions of Article Seven, shall also include its successors and assigns.”

SECTION 103. Corporate Trust Office of the Trustee. The definition of “Corporate Trust Office of the Trustee” set forth in Section 1.01 (Certain Terms Defined) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Corporate Trust Office of the Trustee: The term “corporate trust office of the Trustee,” or other similar term, shall mean (i) with respect to any series of Debt Securities other than any Designated Series, the office of the Trustee, at which at any particular time its corporate trust business and this Indenture shall be administered, which at the date of this Indenture is Global Corporate Trust, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, and for purposes of Section 4.02 is also located c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286 and (ii) with respect to any Designated Series, the office of the Separate Trustee, at which at any particular time its corporate trust business and this Indenture shall be administered, which at the date of this Indenture is Global Corporate Trust Services, One U.S. Bank Plaza, Mail Code: SL-MO-T3CT, St. Louis, MO 63101, and for purposes of Section 4.02 is also located c/o U.S. Bank, 100 Wall Street, New York, New York 10005, Attention Corporate Trust Services, or, in the case of any of such offices or agencies referred to in clauses (i) or (ii), such other address as the Trustee or the Separate Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee or Separate Trustee (or such other address as a successor Trustee or Separate Trustee may designate from time to time by notice to the Company).”

SECTION 104. Designated Series. Section 1.01 (Certain Terms Defined) of the Base Indenture is hereby amended by adding the following definition in appropriate alphabetical order:

“Designated Series: The term “Designated Series” shall mean any series of Debt Securities in respect of which the Separate Trustee is designated and appointed to serve as Trustee hereunder in the Officers’ Certificate or indenture supplemental hereto providing for the establishment of said series of Debt Securities.”

SECTION 105. Trustee. The definition of “Trustee” contained in Section 1.01 (Certain Terms Defined) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Trustee: The term “Trustee” shall mean (i) with respect to any series of Debt Securities other than any Designated Series, The Bank of New York Mellon Trust Company, N.A., and,

subject to the provisions of Article Seven, shall also include its successors and assigns, and (ii) with respect to any Designated Series, the Separate Trustee.”

ARTICLE II

THE SEPARATE TRUSTEE

SECTION 201. Appointment of the Separate Trustee. The Company hereby appoints the Separate Trustee to serve as Trustee under the Indenture with respect to, and only with respect to, any series of Debt Securities in respect of which the Separate Trustee is designated and appointed to serve as Trustee in the Officers’ Certificate or supplemental indenture providing for the establishment of said series of Debt Securities. The Separate Trustee hereby accepts, and the Original Trustee hereby agrees to, any such appointment and designation. Without further act, deed or conveyance, all the rights, powers, trusts, obligations and duties of the Trustee under the Base Indenture shall apply to, be vested in, inure to the benefit of and otherwise obligate, as the case may be, the Separate Trustee with respect to, and only with respect to, any Designated Series with like effect in each case as if originally named as Trustee with respect thereto in the Base Indenture. Nothing in this Second Supplemental Indenture shall be construed to amend in any respect the rights, powers, trusts, obligations and duties of the Original Trustee under the Base Indenture and the First Supplemental Indenture with respect to the 2009 Notes or any other series of Debt Securities that is not a Designated Series, and all the rights, powers, trusts, obligations and duties of the Trustee under the Base Indenture and the First Supplemental Indenture with respect to the 2009 Notes and any such other series of Debt Securities shall apply to, be vested in, inure to the benefit of and otherwise obligate, as the case may be, the Original Trustee without prejudice, diminution or limitation of any kind. The Original Trustee shall have no rights, powers, trusts, obligations or duties with respect to any Designated Series, and the Separate Trustee shall have no rights, powers, trusts, obligations or duties with respect to the 2009 Notes or any other series of Debt Securities that is not a Designated Series.

SECTION 202. Further Assurances. The Original Trustee and the Separate Trustee hereby agree, at the reasonable request of the Company with respect to the specific action to be taken, to cooperate in good faith to further the intent and purpose of each of the provisions of the Base Indenture (as amended and supplemented hereby) to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, from and after the date hereof the Company, the Original Trustee, at the reasonable request of the Company with respect to the specific action to be taken, and the Separate Trustee shall take, or cause to be taken, all reasonable actions, and do, or cause to be done, and assist and cooperate with any other party in doing, all things reasonably necessary, proper or advisable to effect the intent and purpose of this Second Supplemental Indenture and to otherwise provide for or facilitate the administration of the trusts under the Base Indenture and the indentures supplemental thereto by more than one trustee (but only one trustee with respect to each series).

SECTION 203. Eligibility of the Separate Trustee. The Separate Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and

Section 7.09 of the Base Indenture to accept an appointment and designation as Trustee with respect to any Designated Series.

SECTION 204. Security Registrar and Paying Agent. The Company hereby appoints and designates the Separate Trustee as “Registrar” and “paying agent” with respect to any Designated Series and as the agency of the Company in the Borough of Manhattan, the City and State of New York, where notices and demands to or upon the Company in respect of the Debt Securities of any Designated Series or of the Indenture (to the extent relating to such Debt Securities) may be served, and the Separate Trustee accepts such appointment and designation. Unless and until otherwise determined by the Company by resolution of its Board of Directors, the register of the Company for purpose of registration, exchange or registration of transfer of the Debt Securities of any Designated Series shall be kept at the Corporate Trust Office of the Separate Trustee.

SECTION 205. Concerning the Trustees. In carrying out any of its responsibilities under the Base Indenture, the Separate Trustee shall have all of the rights, powers, privileges, protections, duties, immunities and obligations applicable to the Trustee under the Base Indenture with respect to, and only with respect to, any Designated Series. The Original Trustee and the Separate Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Separate Trustee shall be trustee of a trust or trusts under the Base Indenture and indentures supplemental thereto separate and apart from any trust or trusts administered thereunder by the other trustee. Nothing in this Second Supplemental Indenture shall be construed to create or impose (i) any liability on the Original Trustee for any acts or omissions of the Separate Trustee or (ii) any liability on the Separate Trustee for any acts or omissions of the Original Trustee. Matters arising under the Base Indenture and indentures supplemental thereto that purport to require or permit action by the Original Trustee with respect to any Designated Series shall be deemed to require or permit action only by the Separate Trustee, and the Original Trustee shall have no responsibility therefor (except to the extent, if any, that any such matter requires action of multiple trustees or necessarily pertains to multiple series of Debt Securities, in which case the provisions of Section 202 hereof shall apply). For avoidance of doubt, references in any supplemental indenture or Officers’ Certificate providing for the establishment of the Debt Securities of a Designated Series to sections of the Base Indenture that would otherwise purport to require or permit actions by the Original Trustee with respect to Debt Securities of such Designated Series shall be deemed to require or permit actions only by the Separate Trustee and the Original Trustee shall have no responsibility therefor. Matters arising under the Base Indenture and indentures supplemental thereto that purport to require or permit action by the Separate Trustee with respect to any Debt Securities other than those of a Designated Series shall be deemed to require or permit action only by the Original Trustee, and the Separate Trustee shall have no responsibility therefor (except to the extent, if any, that any such matter requires action of multiple trustees or necessarily pertains to multiple series of Debt Securities, in which case the provisions of Section 202 hereof shall apply). For avoidance of doubt, references in any supplemental indenture or Officers’ Certificate providing for the establishment of Debt Securities other than those of a Designated Series to sections of the Base Indenture that would otherwise purport to require or permit actions by the Separate Trustee with respect to such Debt Securities shall be deemed to require or permit actions only by the Original Trustee and the Separate Trustee shall have no responsibility therefor.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Ratification and Incorporation of Base Indenture. The Base Indenture (as amended and supplemented hereby) and the First Supplemental Indenture are in all respects ratified and confirmed, and from and after the date hereof references to the Base Indenture shall be read, taken and construed as references to the Base Indenture as amended and supplemented hereby. Notwithstanding anything to the contrary, none of the provisions of this Second Supplemental Indenture are intended to be adverse to the interests of the holders of the 2009 Notes in any material respect, and this Second Supplemental Indenture shall be construed and enforced to give effect to said intent.

SECTION 302. Governing Law. This Second Supplemental Indenture shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 303. Executed in Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

SECTION 304. No Recitals, etc. Neither the Original Trustee nor the Separate Trustee shall be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which are made solely by the Company. Neither the Original Trustee nor the Separate Trustee makes any representations as to the validity or sufficiency of this Second Supplemental Indenture, except, in the case of the Separate Trustee with respect to the statements contained in Section 203.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and on its behalf by a duly authorized officer, all as of the day and year first above written.

OLIN CORPORATION,
as Issuer

By:	/s/ Stephen C. Curley
	Name:	Stephen C. Curley
	Title:	Vice President and Treasurer

By:	/s/ Todd A. Slater
	Name:	Todd A. Slater
	Title:	Vice President, Finance and Controller

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Original Trustee

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Separate Trustee

By:	/s/ Rebekah A. Foltz
	Name:	Rebekah A. Foltz
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]